EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Agile Software Corporation (the “Company”) for the quarter ended January 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Bryan D. Stolle, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Date: March 11, 2005	/s/ BRYAN D. STOLLE
Bryan D. Stolle Chief Executive Officer